CERTIFICATE OF MERGER
for the merger of
MIRAMAR ACQUISITION CORP.
with and into
MIRAMAR TECHNOLOGIES, INC.

Pursuant to Section 251(c) of the
General Corporation Law of the State of Delaware

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST: That the name and state of incorporation of each of the constituent corporations in the merger (the “Merger”) is as follows:

Name	State of Incorporation

(i) Miramar Acquisition Corp.	Delaware

(ii) Miramar Technologies, Inc.	Delaware
SECOND: That an Agreement and Plan of Merger and Reorganization, dated as of June 7, 2016 (the “Agreement and Plan of Merger”), between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the DGCL.
THIRD: That Miramar Technologies, Inc. shall be the surviving corporation of the Merger and will continue its existence under the name Miramar Technologies, Inc.
FOURTH: That upon the effective time of the Merger, the Certificate of Incorporation of the surviving corporation shall be amended and restated in the form attached hereto as Exhibit A and as so amended, shall be the Certificate of Incorporation of the surviving corporation until amended as provided in such certificate of incorporation or applicable law.
FIFTH: That an executed copy of the Agreement and Plan of Merger is on file at an office of the surviving corporation. The address of such office is 2790 Walsh Avenue, Santa Clara, California 95051.
SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the constituent corporations.
SEVENTH: That the Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be signed by a duly authorized officer as of the 7th day of June, 2016.

MIRAMAR TECHNOLOGIES, INC.

By:	/s/ R. Michael Kleine
Name:	R. Michael Kleine
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO CERTIFICATE OF MERGER
MIRAMAR TECHNOLOGIES, INC.

EXHIBIT A

CERTIFICATE OF INCORPORATION
OF
MIRAMAR TECHNOLOGIES, INC.
The undersigned, for the purpose of forming a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.Name. The name of the corporation is Miramar Technologies, Inc.
2.Registered Office and Registered Agent. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent at that address is The Corporation Trust Company.
3.Purposes. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
4.Capital Stock. The total number of shares that the corporation is authorized to issue is 100 shares of common stock, par value $0.001 per share.
5.Bylaws. The board of directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.
6.Board Rights. In furtherance and not in limitation of the powers conferred by statute, it is further provided that:

a.	The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

b.	The Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation.
7.Director Election. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.
8.Amendment. Subject to such limitations as may be from time to time imposed by other provisions of this Certificate of Incorporation, by the bylaws of the corporation, by the DGCL or by other applicable law, or by any contract or agreement to which the corporation is or may become a party, the corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this express reservation.